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                                                                    EXHIBIT 10.3



                                PROMISSORY NOTE


A$24,000,000                                              Dated November 12 1998
                                                             Ann Arbor, Michigan

    FOR VALUE RECEIVED, PRINCIPAL HEALTHCARE FINANCE TRUST, an Australian Unit Trust (the "Borrower"), hereby promises to pay to the order of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Holder"), on the Maturity Date (as hereafter defined) the principal sum of Twenty Four Million Australian Dollars (A$24,000,000), together with accrued interest thereon. Interest upon the unpaid principal amount of this Note shall accrue at the rate of ten percent (10%) per annum from the date specified above, until paid. Interest shall be calculated on the actual number of days outstanding, computed on the basis of a year of 365 or 366 days, as applicable. The unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on or before that date (the "Maturity Date") that is the earlier to occur of (i) December 31, 1998 and (ii) five days following the date the Borrower consummates a transaction in which it raises additional financing (whether equity or debt) in an amount not less than A$24,000,000 plus the amount of accrued interest thereon as of the date of the proposed payment of this Note. After the Maturity Date, interest on the unpaid principal balance and /or all accrued and unpaid interest shall accrue at a rate per annum equal to twelve percent (12%) (the "Default Rate"). Notwithstanding anything express or implied herein to the contrary, at no time shall the outstanding principal balance owing hereunder bear interest at a rate in excess of the maximum rate permitted by law. Any amount owing hereunder may be prepaid at any time by the Borrower without penalty or premium.

    Notwithstanding anything express or implied in this Note to the contrary, if an Event of Default occurs, then the Holder may, in its sole and absolute discretion and without prior notice to the Borrower, undertake one or more of the actions that follow: (i) charge interest at the Default Rate hereinbefore specified; and/or (ii) exercise any other right granted to the Holder at law or in equity. An event of default (an "Event of Default") shall be deemed to have occurred if the Borrower fails to pay the principal amount plus accrued interest thereon at the Maturity Date. The Borrower agrees to reimburse the Holder of this Note for any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in collecting or attempting to collect this Note.

    The Borrower hereby represents and warrants to the Holder as follows: (i) the Borrower has the corporate power and authority to execute, deliver and perform this Note, to borrow money in accordance with its terms, and to do any and all other things required of it hereunder; (ii) this Note is a valid and binding obligation of the Borrower, legally enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally; (iii) the execution, delivery and performance of this Note, and the borrowings hereunder (A) have been duly authorized by all requisite corporate action, (B) will not violate any provision of any order



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of any court or other agency of government applicable to the Borrower, its governing documents or any provision of any agreement, indenture, or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (C) will not be in conflict with, result in a breach of or constitute (with or without due notice and/or passage of time) a default under any such agreement, indenture, or other instrument, and (D) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, except with respect to (B), (C) and (D) for any such violation, conflict, breach, default, lien, charge or encumbrance for any of the foregoing which will not have a material adverse effect upon the Borrower. All of the foregoing representations and warranties shall survive the execution and delivery of this Note and any renewals, extensions, consolidations, restatements and/or amendments hereof.

    The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

    This Note is secured by that certain Guaranty, of even date herewith, given by Omega Worldwide, Inc., a Maryland corporation, in favor of the Holder.

    This Note shall bind the Borrower and the Borrower's successors and assigns. Except as provided in the preceding sentence, neither the benefits nor the obligations under this Note may be assigned by the Borrower or the Holder without the consent of the other party hereto.

    This Note shall be construed and interpreted in accordance with the laws of the State of Michigan, United States of America, without giving effect to the conflicts of laws principles thereof.

    IN WITNESS WHEREOF, this Note has been duly and validly executed on behalf of the Borrower as of the day and year first above written.



                                          PRINCIPAL HEALTHCARE FINANCE TRUST


                                          By:
                                             --------------------------------
                                          Its:
                                              -------------------------------



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                                    GUARANTY

    THIS GUARANTY is made as of November 12, 1998, by Omega Worldwide, Inc., a Maryland corporation (the "Guarantor"), in favor of Omega Healthcare Investors, Inc., a Maryland corporation ("OHI").

    Concurrently with the execution of this Guaranty, Principal Healthcare Finance Trust, an Australian Unit Trust (the "Borrower"), has executed and delivered to OHI a Promissory Note in the aggregate principal amount of Twenty Four Million Australian Dollars (A$24,000,000) (the "Note") which evidences the indebtedness of the Borrower to OHI. To induce OHI to accept the Note, the Guarantor is willing to execute this Guaranty.

    In consideration of the premises hereof, the Guarantor covenants and agrees with OHI as follows.

    1. GUARANTY. The Guarantor guarantees the punctual payment and prompt and complete performance of any and all indebtedness or obligations of any kind which the Borrower now owes and which it may at any time hereafter owe to OHI to the extent arising from, under or pertaining to the Note (the "Indebtedness"), together with reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by OHI in the enforcement or collection of this Guaranty which shall be deemed to be part of the Indebtedness guaranteed by the Guarantor.

    2. WAIVER BY THE GUARANTOR. To the extent permitted by law, the Guarantor waives the following: Notice of the acceptance of this Guaranty or of any Indebtedness of the Borrower by OHI; presentment, demand, protest, notice of protest, and notice of dishonor, or any other notice of non-payment of any of the Indebtedness of the Borrower; and any and all other notices to which the Guarantor might otherwise be entitled in connection with the Indebtedness herein guaranteed.

    3. MODIFICATION OF INDEBTEDNESS. The Guarantor consents to the following, none of which shall effect or discharge its liability hereunder in any way: Any extension of the time of payment of the whole or part of any indebtedness granted to the Borrower by OHI; any change in the terms of payment of the Indebtedness to OHI; the acceptance, alteration, substitution, disposition or release of any security, whether provided by the Borrower or any other person.

    4. NATURE, SCOPE, AND DURATION OF GUARANTY.

       a. This Guaranty is a continuing guaranty covering the Indebtedness of the Borrower as herein described and is to remain in full force and effect until the guaranteed Indebtedness described has been paid. This is a continuing, indivisible, and cumulative guaranty of the Indebtedness owing from the Borrower to OHI either at the date hereof or at any time hereafter during the term of this Guaranty arising out of the Indebtedness.




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    Revocation of this Guaranty by the Guarantor (by notice or by the passage of time) shall in no way terminate or otherwise affect (a) any liability or obligation of the undersigned, its successors or assigns existing on or prior to the effective date of such revocation or (b) any liability or obligation of the undersigned, its successors or assigns, arising after the effective date of such revocation with respect to any portion of the Indebtedness incurred by the Borrower to OHI on or before the effective date of such revocation and the undersigned hereby expressly agrees to the foregoing on behalf of itself, and its successors and assigns.

       b. The Guarantor guarantees that all payments on the Indebtedness made by the Borrower will, when made, be final. The Guarantor agrees that if any such payment is recovered from or repaid by OHI, in whole or in part, for any reason, this Guaranty shall continue to be fully applicable to the Indebtedness to the same extent as though the payment so recovered or repaid had never been originally made on the Indebtedness.

       c. The Guarantor's liability is direct, primary and unconditional, and may be enforced by OHI without first resorting to any other right, remedy or security, including, without limitation, any right or remedy against the Borrower or any other person or entity who is or becomes liable in any manner, with respect to the Indebtedness or any property constituting security for any of the Indebtedness.

    5. WAIVER BY OHI. The failure of OHI to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or of the right thereafter to enforce the same.

    6. DISCHARGE OF LIABILITY. The Guarantor may discharge its liability under this Guaranty at any time upon the payment to OHI of immediately available unrecoverable funds in an amount equal to the Indebtedness as indicated in the books and records of OHI and communicated to the Guarantor by OHI upon the Guarantor's written request, provided, however, that failure on the part of OHI to inform the Guarantor of the amount of the Indebtedness shall not in any way or manner affect the Guarantor's liability hereunder.

    7. APPLICABLE LAW. This Guaranty and its interpretation and application shall in all respects be governed by the law of the State of Michigan, without regard to its conflicts of law principles.

    8. ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the Guarantor and OHI with respect to the guaranty of the Indebtedness by the Guarantor, and any representation, promise, condition, or understanding in connection therewith which is not expressed in this instrument shall not


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be binding on OHI or upon the Guarantor, all prior collateral understandings and agreements concerning such Guaranty having been superseded by this instrument. This Guaranty Guaranty is fully and voluntarily given to OHI by the Guarantor, without any duress or coercion, and after the Guarantor has either consulted with counsel or has been given the opportunity to do so, and after the Guarantor has carefully and completely read all of the terms and provisions of this Guaranty. The provisions of this instrument shall not be changed or discharged except by a written instrument signed by an authorized representative of OHI and of the Guarantor and dated subsequent to the date hereof.


                                       OMEGA WORLDWIDE, INC.


                                       By:
                                          ---------------------------------
                                       Its:
                                           -------------------------





















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